welltower

3Q18 Supplemental Information

WELL

LISTED

NYSE

Overview

(dollars in thousands, at Welltower pro rata ownership)
Portfolio Composition			Beds/Unit Mix
	Average Age	Properties	Total		Independent Living	Assisted Living	Memory Care	Long-Term/ Post-Acute Care
Seniors Housing Operating	17	587	69,345		30,540	25,707	12,694	404
Seniors Housing Triple-net	12	341	28,277		5,753	16,590	5,472	462
Outpatient Medical	13	263	16,606,129	(1)	N/A	N/A	N/A	N/A
Health System	30	258	31,367		—	1,344	3,051	26,972
Long-Term/Post-Acute Care	19	190	22,529		40	960	127	21,402
Total	17	1,639

NOI Performance	Same Store(2)				In-Place Portfolio(3)
	Properties	3Q17 NOI	3Q18 NOI	% Change	Properties	Annualized In-Place NOI	% of Total
Seniors Housing Operating	470	$224,079	$224,652	0.3%	560	1,021,020	47.9%
Seniors Housing Triple-net(4)	290	87,026	90,663	4.2%	317	395,720	18.6%
Outpatient Medical	235	80,928	82,623	2.1%	247	343,504	16.1%
Health System	—	—	—	n/a	218	143,204	6.7%
Long-Term/Post-Acute Care(4)	147	49,742	50,793	2.1%	175	229,772	10.7%
Total	1,142	$441,775	$448,731	1.6%	1,517	$2,133,220	100.0%

Portfolio Performance				Facility Revenue Mix
Stable Portfolio(5)	Occupancy	EBITDAR Coverage(6)	EBITDARM Coverage(6)	Private Pay	Medicaid	Medicare	Other Government(7)
Seniors Housing Operating	88.2%	n/a	n/a	97.7%	0.6%	0.5%	1.2%
Seniors Housing Triple-net	86.2%	1.08	1.25	92.7%	2.7%	0.7%	3.9%
Outpatient Medical	93.4%	n/a	n/a	98.9%	—	—	1.1%
Long-Term/Post-Acute Care	81.4%	1.35	1.68	32.4%	34.5%	33.1%	—
Total		1.17	1.39	94.2%	2.4%	2.0%	1.4%

Notes:
(1) Indicates the total square footage of Outpatient Medical.
(2) See pages 21 and 22 for reconciliation.
(3) Excludes land parcels, loans, developments and investments held for sale. See page 21 for reconciliation.
(4) Same store NOI for these property types represents rent cash receipts excluding the impact of expansions.
(5) Data as of September 30, 2018 for Seniors Housing Operating and Outpatient Medical and June 30, 2018 for remaining asset types. Health System excluded due to partial period.
(6) Represents trailing twelve month coverage metrics.
(7) Represents various federal and local reimbursement programs in the United Kingdom and Canada.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
In-Place NOI Diversification(1)
By Partner:	Total Properties	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term/ Post-Acute Care	Total	% of Total
Sunrise Senior Living North America	124	$259,585	$—	$—	$—	$—	$259,585	12.2%
Sunrise Senior Living United Kingdom	44	77,043	—	—	—	—	77,043	3.6%
ProMedica	218	—	—	—	143,204	—	143,204	6.7%
Brookdale Senior Living	84	—	56,616	—	—	—	56,616	2.7%
Brookdale Senior Living - Transitions(2)	63	70,349	14,764	—	—	—	85,113	4.0%
Revera	98	113,452	—	—	—	—	113,452	5.3%
Genesis HealthCare	101	—	752	—	—	109,572	110,324	5.2%
Benchmark Senior Living	37	78,042	—	—	—	—	78,042	3.7%
Belmont Village	21	70,316	—	—	—	—	70,316	3.3%
Senior Resource Group	24	67,392	—	—	—	—	67,392	3.2%
Brandywine Living	27	60,929	—	—	—	—	60,929	2.9%
Avery	52	3,145	56,854	—	—	—	59,999	2.8%
Remaining	624	220,767	266,734	343,504	—	120,200	951,205	44.4%
Total	1,517	$1,021,020	$395,720	$343,504	$143,204	$229,772	$2,133,220	100.0%

By Country:
United States	1,255	$772,120	$314,889	$323,442	$143,204	$223,100	$1,776,755	83.3%
United Kingdom	111	80,935	77,420	20,062	—	—	178,417	8.4%
Canada	151	167,965	3,411	—	—	6,672	178,048	8.3%
Total	1,517	$1,021,020	$395,720	$343,504	$143,204	$229,772	$2,133,220	100.0%

By MSA:
New York	65	$88,928	$32,605	$8,606	$3,465	$13,196	$146,800	6.9%
Los Angeles	65	98,515	1,696	24,127	417	—	124,755	5.8%
Greater London	50	54,568	34,362	20,062	—	—	108,992	5.1%
Philadelphia	55	22,111	469	23,135	11,969	31,329	89,013	4.2%
Dallas	53	24,784	17,875	29,737	730	3,808	76,934	3.6%
Boston	38	62,155	1,757	1,190	—	2,479	67,581	3.2%
San Francisco	19	38,784	8,541	—	4,210	—	51,535	2.4%
Washington D.C.	36	31,259	1,108	—	10,940	5,846	49,153	2.3%
Chicago	36	23,092	11,868	2,129	9,409	1,495	47,993	2.2%
Seattle	31	28,383	3,779	14,071	1,565	—	47,798	2.2%
Houston	26	12,509	4,227	26,025	—	—	42,761	2.0%
Toronto	25	39,831	—	—	—	—	39,831	1.9%
San Diego	13	27,148	—	1,447	—	2,914	31,509	1.5%
Miami	32	8,344	—	17,845	5,009	—	31,198	1.5%
Minneapolis	19	3,438	12,591	13,400	—	—	29,429	1.4%
Kansas City	24	8,705	7,912	7,009	—	5,451	29,077	1.4%
Montréal	19	28,846	—	—	—	—	28,846	1.4%
Indianapolis	19	—	8,165	10,018	683	9,607	28,473	1.3%
Atlanta	21	9,461	—	16,946	1,735	—	28,142	1.3%
Raleigh	11	7,924	16,944	—	—	—	24,868	1.2%
Remaining	860	402,235	231,821	127,757	93,072	153,647	1,008,532	47.3%
Total	1,517	$1,021,020	$395,720	$343,504	$143,204	$229,772	$2,133,220	100.0%

Notes:
(1) Represents current quarter annualized In-Place NOI. See page 21 for reconciliation.
(2) Represents the 63 properties to be transitioned to other operators as announced in our June 27, 2018 press release.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Seniors Housing Operating

Total Portfolio Performance	3Q17	4Q17	1Q18	2Q18	3Q18
Properties	505	509	517	521	587
Units	58,979	59,179	61,753	62,557	69,345
Total occupancy	87.6%	87.3%	86.3%	85.9%	86.9%
Total revenues	$684,021	$700,663	$706,158	$733,306	$849,054
Operating expenses	462,497	477,431	484,637	498,278	585,525
NOI	$221,524	$223,232	$221,521	$235,028	$263,529
NOI margin	32.4%	31.9%	31.4%	32.1%	31.0%
Recurring cap-ex	$9,386	$17,120	$12,551	$9,959	$13,750
Other cap-ex	$40,174	$59,481	$19,212	$36,023	$38,984

Same Store Performance(1)	3Q17	4Q17	1Q18	2Q18	3Q18
Properties	470	470	470	470	470
Occupancy	88.4%	88.2%	87.5%	87.5%	88.3%
Same store revenues	$678,265	$680,690	$678,841	$685,244	$697,615
Compensation	280,673	286,226	286,910	287,202	295,589
Utilities	25,425	23,800	25,768	22,386	26,215
Food	24,601	24,908	23,692	24,182	24,912
Repairs and maintenance	15,474	16,850	16,299	16,515	15,908
Property taxes	20,229	18,373	20,426	20,215	20,468
All other	87,784	89,489	86,331	90,665	89,871
Same store operating expenses	454,186	459,646	459,426	461,165	472,963
Same store NOI	$224,079	$221,044	$219,415	$224,079	$224,652
Year over year growth rate					0.3%

Partners	Properties	Units	Welltower Ownership %(2)	Core Markets	3Q18 NOI	% of Total
Sunrise Senior Living	176	14,716	96.6%	Southern California	$35,758	13.6%
Revera	98	12,156	75.0%	New York / New Jersey	22,131	8.4%
Benchmark Senior Living	48	4,137	95.0%	Northern California	19,926	7.6%
Brookdale Senior Living	52	6,056	100.0%	Boston	15,475	5.9%
Belmont Village	21	2,952	95.0%	Greater London	13,168	5.0%
Senior Resource Group	25	4,496	67.2%	Toronto	10,071	3.8%
Brandywine Living	29	2,822	99.3%	Washington D.C.	9,295	3.5%
Silverado Senior Living	29	2,632	95.7%	Montréal	7,225	2.7%
Chartwell Retirement Residences	40	7,898	52.1%	Seattle	7,096	2.7%
Sagora Senior Living	14	2,697	93.5%	Ottawa	4,570	1.7%
Merrill Gardens	11	1,454	80.0%	Vancouver	3,068	1.2%
Senior Star Living	11	2,064	90.0%	Birmingham, UK	1,415	0.5%
Discovery Senior Living	6	1,930	53.6%	Manchester, UK	1,132	0.4%
Cogir	6	1,466	95.0%	Core Markets	150,330	57.0%
Northbridge	6	506	95.0%	All Other	113,199	43.0%
EPOCH Senior Living	3	230	95.0%	Total	$263,529	100.0%
Oakmont Senior Living	2	145	100.0%
Kisco	1	176	90.0%
Avery	5	445	87.9%
Signature Senior Lifestyle	4	367	87.5%
Total	587	69,345

Notes:
(1) See pages 21 and 22 for reconciliation.
(2) Welltower ownership percentage weighted based on In-Place NOI. See page 21 for reconciliation.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
New Supply in Our US Seniors Housing Operating Portfolio
We have strategically acquired and developed properties in major US metro markets that benefit from population growth and density, affluence, job growth, and higher barriers to entry. New supply in a 3-mile ring around our properties potentially impacts just 4.0% of our total annualized In-Place NOI (IPNOI).

3-Mile Ring(1)
	Welltower				Welltower
MSA	Prop. / Units	Annualized IPNOI(2)	% of US SHO Portfolio	Prop. / Units Under Construction(3)	Prop. / Units Potentially Impacted	IPNOI Potentially Impacted(4)	5 Year Total Pop. Growth(5)	5 Year 75+ Pop. Growth(5)	Avg. Pop. Density(6)	Household Income(7)	Housing Value(7)	Est. Net Annual Inventory Growth(8)		Est. Annual Job Growth(9)
Los Angeles	38 / 4,346	$98,515	12.8%	3 / 362	4 / 742	$3,433	3.3%	13.3%	6,801	$94,517	$895,344	0.5%		1.2%
New York	30 / 2,598	88,928	11.5%	7 / 761	8 / 591	16,469	1.3%	7.5%	4,167	110,246	513,743	5.5%		1.4%
Boston	32 / 2,410	62,155	8.0%	1 / 96	1 / 98	2,177	3.5%	10.0%	3,032	110,717	600,522	3.4%		2.3%
San Francisco	13 / 1,523	38,784	5.0%	1 / 125	1 / 79	3,369	4.7%	15.2%	7,472	123,708	1,096,150	(0.3)%		1.9%
Washington D.C.	14 / 1,507	31,259	4.0%	4 / 464	5 / 435	6,618	4.5%	16.0%	5,296	128,777	720,556	3.2%		1.2%
Seattle	16 / 1,857	28,383	3.7%	—	—	—	6.4%	21.8%	5,184	91,049	531,154	(1.0)%		3.9%
San Diego	10 / 1,309	27,148	3.5%	—	—	—	4.2%	18.6%	4,896	97,383	798,921	4.4%		1.7%
Dallas	13 / 1,839	24,784	3.2%	1 / 180	1 / 215	1,569	7.4%	26.0%	3,390	75,605	276,111	3.7%		3.2%
Chicago	14 / 1,654	23,092	3.0%	2 / 201	2 / 276	4,084	0.4%	14.1%	3,391	89,315	334,802	2.8%		0.8%
Philadelphia	12 / 980	22,111	2.9%	4 / 430	4 / 287	6,123	1.3%	6.3%	2,196	102,193	365,220	3.7%		1.7%
San Jose	6 / 735	15,659	2.0%	—	—	—	5.1%	14.8%	6,414	122,105	1,236,877	(1.2)%		3.1%
Houston	8 / 947	12,509	1.6%	4 / 855	3 / 366	5,660	7.8%	28.1%	3,581	83,706	462,633	2.5%		3.7%
New Haven	5 / 524	10,837	1.4%	—	—	—	0.0%	5.2%	2,299	73,615	241,852	(0.1)%		1.1%
Austin	5 / 527	9,791	1.3%	1 / 230	1 / 118	1,877	9.3%	41.8%	2,282	116,768	563,254	2.4%		3.3%
Norwalk	3 / 305	9,686	1.3%	2 / 252	2 / 215	5,932	2.2%	10.8%	1,087	127,671	531,534	18.3%		0.7%
Atlanta	10 / 980	9,461	1.2%	6 / 935	6 / 617	5,233	6.8%	27.3%	3,409	89,807	476,399	9.2%		2.0%
Phoenix	8 / 873	9,074	1.2%	2 / 270	2 / 249	1,411	6.2%	14.7%	3,486	72,103	315,580	7.5%		3.6%
Sacramento	5 / 447	9,071	1.2%	—	—	—	4.2%	13.7%	3,945	86,422	431,204	7.6%		1.5%
Santa Maria, CA	2 / 605	9,007	1.2%	—	—	—	3.8%	7.5%	2,809	84,624	676,476	N/A		0.7%
Kansas City	6 / 784	8,705	1.1%	1 / 156	1 / 90	105	3.4%	14.1%	2,379	83,112	300,524	4.2%		1.8%
Miami	2 / 849	8,344	1.1%	—	—	—	6.3%	19.2%	4,332	74,674	338,350	1.8%		1.5%
Santa Rosa, CA	4 / 511	8,072	1.0%	—	—	—	3.0%	9.1%	2,090	82,087	644,388	N/A		2.3%
Raleigh	2 / 250	7,924	1.0%	2 / 483	2 / 250	7,529	6.8%	25.7%	3,118	91,914	299,172	10.7%		3.2%
Trenton, NJ	2 / 207	7,173	0.9%	—	—	—	3.2%	12.1%	829	128,403	485,377	N/A		3.7%
San Antonio	3 / 725	7,088	0.9%	—	—	—	8.8%	26.2%	2,830	58,039	220,293	(0.2)%		1.2%
Total - Top 25	263 / 29,292	$587,560	76.1%	41 / 5,800	43 / 4,628	$71,589	4.0%	15.2%	4,311	$101,268	$628,935	3.1%		1.9%
All Other US SHO Markets	100 / 12,191	184,560	23.9%	12 / 1,395	15 / 2,396	12,865	3.7%	11.8%	2,322	76,455	329,775
Total US SHO	363 / 41,483	$772,120	100.0%	53 / 7,195	58 / 7,024	$84,454	3.9%	14.2%	3,765	$95,247	$556,343

% of Total IPNOI						4.0%
US National Average							3.6%	12.3%	92	$63,174	$226,495	3.0%	(10)	1.7%

Notes:
(1) Based on historical drawing patterns in our portfolio, a 3-mile ring is appropriate for most urban markets, which accounts for the vast majority of our portfolio. A 5-mile ring is appropriate for most suburban markets. A larger ring is appropriate for rural markets. Each market is unique due to population density, town lines, geographic barriers, and roads/infrastructure. In the interest of simplicity, we have applied a 3-mile competitive ring to all of our properties given the preponderance of urban locations. We have also included a sensitivity with a 5-mile ring.
(2) Represents annualized IPNOI. See pages 2 and 21 for a reconciliation.
(3) Construction data provided by NIC, reflects competitive seniors housing properties within 3 miles of Welltower SHO properties for US markets.
(4) Reflects annualized IPNOI for Welltower SHO properties within 3 miles of new construction for the component of our project that potentially competes with the project under construction.
(5) Total population and 75+ population growth data represents simple averages of Claritas estimates for 2019-2024.
(6) Average population density data represents average population per square mile within a 3-mile ring based on 2019 Claritas estimates.
(7) Household income and household value data are medians weighted by IPNOI.
(8) NIC MAP Data and Analysis Service, 3Q18. Net inventory growth is calculated at the MSA level based on historical deletions from inventory and a 5-6 quarter construction period to reflect our urban locations. Total - Top 25 Net Inventory Growth weighted by IPNOI.
(9) Annual job growth data represents MSA level growth from August 2017-August 2018 per Bureau of Labor Statistics. Total - Top 25 Estimated Annual Job Growth weighted by IPNOI
(10) Reflects net inventory growth for NIC Top 99 Markets.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
New Supply in Our US Seniors Housing Operating Portfolio
We have strategically acquired and developed properties in major US metro markets that benefit from population growth and density, affluence, job growth, and higher barriers to entry. New supply in a 5-mile ring around our properties potentially impacts just 6.3% of our total annualized In-Place NOI (IPNOI).

5-Mile Ring(1)
	Welltower				Welltower
MSA	Prop. / Units	Annualized IPNOI(2)	% of US SHO Portfolio	Prop. / Units Under Construction(3)	Prop. / Units Potentially Impacted	IPNOI Potentially Impacted(4)	5 Year Total Pop. Growth(5)	5 Year 75+ Pop. Growth(5)	Avg. Pop. Density(6)	Household Income(7)	Housing Value(7)	Est. Net Annual Inventory Growth(8)		Est. Annual Job Growth(9)
Los Angeles	38 / 4,346	$98,515	12.8%	4 / 487	10 / 1,491	$8,353	3.3%	13.7%	6,581	$88,943	$821,111	0.5%		1.2%
New York	30 / 2,598	88,928	11.5%	11 / 1,332	13 / 1,058	27,415	1.4%	7.3%	4,093	104,812	483,765	5.5%		1.4%
Boston	32 / 2,410	62,155	8.0%	3 / 355	3 / 190	2,853	3.6%	10.5%	2,862	109,407	576,062	3.4%		2.3%
San Francisco	13 / 1,523	38,784	5.0%	1 / 125	1 / 79	3,369	4.8%	15.3%	6,267	119,010	1,044,384	(0.3)%		1.9%
Washington D.C.	14 / 1,507	31,259	4.0%	6 / 656	9 / 1,110	7,091	4.8%	17.0%	5,219	121,532	685,312	3.2%		1.2%
Seattle	16 / 1,857	28,383	3.7%	—	—	—	6.5%	23.2%	4,683	90,662	524,108	(1.0)%		3.9%
San Diego	10 / 1,309	27,148	3.5%	1 / 200	2 / 249	2,088	4.4%	17.6%	4,419	96,719	755,517	4.4%		1.7%
Dallas	13 / 1,839	24,784	3.2%	3 / 417	2 / 293	2,474	7.3%	25.0%	3,212	70,958	275,355	3.7%		3.2%
Chicago	14 / 1,654	23,092	3.0%	5 / 561	3 / 358	6,913	0.2%	14.6%	3,154	91,024	338,789	2.8%		0.8%
Philadelphia	12 / 980	22,111	2.9%	7 / 702	5 / 388	7,564	1.5%	7.1%	2,325	92,949	333,078	3.7%		1.7%
San Jose	6 / 735	15,659	2.0%	—	—	—	5.0%	15.0%	5,497	123,308	1,248,144	(1.2)%		3.1%
Houston	8 / 947	12,509	1.6%	4 / 855	3 / 366	5,660	8.0%	31.1%	3,630	78,438	325,494	2.5%		3.7%
New Haven	5 / 524	10,837	1.4%	1 / 160	1 / 103	891	0.3%	5.6%	2,409	71,739	255,759	(0.1)%		1.1%
Austin	5 / 527	9,791	1.3%	2 / 392	2 / 208	2,504	9.1%	39.9%	2,327	92,120	473,347	2.4%		3.3%
Norwalk	3 / 305	9,686	1.3%	3 / 392	2 / 215	6,533	1.8%	10.3%	1,325	95,892	504,996	18.3%		0.7%
Atlanta	10 / 980	9,461	1.2%	7 / 1029	8 / 822	6,694	6.8%	28.6%	3,225	89,037	438,569	9.2%		2.0%
Phoenix	8 / 873	9,074	1.2%	11 / 1,987	7 / 826	6,224	6.6%	16.2%	3,225	71,173	295,009	7.5%		3.6%
Sacramento	5 / 447	9,071	1.2%	4 / 535	3 / 238	5,045	4.2%	14.5%	3,604	82,454	427,513	7.6%		1.5%
Santa Maria, CA	2 / 605	9,007	1.2%	—	—	—	4.4%	8.7%	1,672	81,406	694,191	N/A		0.7%
Kansas City	6 / 784	8,705	1.1%	2 / 228	3 / 451	2,342	3.5%	14.2%	2,241	75,590	262,843	4.2%		1.8%
Miami	2 / 849	8,344	1.1%	—	—	—	6.5%	14.6%	4,331	64,571	318,424	1.8%		1.5%
Santa Rosa, CA	4 / 511	8,072	1.0%	—	—	—	3.3%	10.1%	1,159	83,417	626,361	N/A		2.3%
Raleigh	2 / 250	7,924	1.0%	2 / 483	2 / 250	7,472	7.9%	32.4%	2,604	96,233	343,222	10.7%		3.2%
Trenton, NJ	2 / 207	7,173	0.9%	—	—	—	2.2%	12.4%	1,094	121,668	453,719	N/A		3.7%
San Antonio	3 / 725	7,088	0.9%	—	—	—	8.5%	25.8%	2,613	59,934	220,886	(0.2)%		1.2%
Total - Top 25	263 / 29,292	$587,560	76.1%	77 / 10,896	79 / 8,695	$111,485	4.0%	15.6%	4,059	$96,726	$594,756	3.1%		1.9%
All Other US SHO Markets	100 / 12,191	184,560	23.9%	25 / 3,128	26 / 3,564	23,620	3.7%	12.3%	2,015	74,098	315,869
Total US SHO	363 / 41,483	$772,120	100.0%	102 / 14,024	105 / 12,259	$135,105	3.9%	14.7%	3,498	$91,235	$527,084

% of Total IPNOI						6.3%
US National Average							3.6%	12.3%	92	$63,174	$226,495	3.0%	(10)	1.7%

Notes:
(1) Based on historical drawing patterns in our portfolio, a 3-mile ring is appropriate for most urban markets, which accounts for the vast majority of our portfolio. A 5-mile ring is appropriate for most suburban markets. A larger ring is appropriate for rural markets. Each market is unique due to population density, town lines, geographic barriers, and roads/infrastructure. In the interest of simplicity, we have applied a 3-mile competitive ring to all of our properties given the preponderance of urban locations. We have also included a sensitivity with a 5-mile ring.
(2) Represents annualized IPNOI. See pages 2 and 21 for a reconciliation.
(3) Construction data provided by NIC, reflects competitive seniors housing properties within 5 miles of Welltower SHO properties for US markets.
(4) Reflects annualized IPNOI for Welltower SHO properties within 5 miles of new construction for the component of our project that potentially competes with the project under construction.
(5) Total population and 75+ population growth data represents simple averages of Claritas estimates for 2019-2024.
(6) Average population density data represents average population per square mile within a 5-mile ring based on 2019 Claritas estimates.
(7) Household income and household value data are medians weighted by IPNOI.
(8) NIC MAP Data and Analysis Service, 3Q18. Net inventory growth is calculated at the MSA level based on historical deletions from inventory and a 5-6 quarter construction period to reflect our urban locations. Total - Top 25 Net Inventory Growth weighted by IPNOI.
(9) Annual job growth data represents MSA level growth from August 2017-August 2018 per Bureau of Labor Statistics. Total -Top 25 Estimated Annual Job Growth weighted by IPNOI.
(10) Reflects net inventory growth for NIC Top 99 Markets.

Portfolio

(Currency amounts in thousands, except per unit and REVPOR. Company amounts at Welltower pro rata ownership. DNA = data not available.)

Seniors Housing Operating Quality Indicators

	US Portfolio(1,3,4)		Industry Benchmarks(2)
Property age	16		21
5 year total population growth	3.9%		3.6%
5 year 75+ population growth	14.2%		12.3%
Housing value		$556,343		$226,495
Household income		$95,247		$63,174
REVPOR		$6,725		$4,746
SS REVPOR growth	2.8%		2.4%
SSNOI per unit		$23,735		$17,827
SSNOI growth	(0.1)%		DNA

	UK Portfolio(1,3,4)		Industry Benchmarks(5)
Property age	10		21
Units per property	79		41
5 year total population growth	3.8%		3.3%
5 year 75+ population growth	18.6%		8.9%
Housing value		£480,708		£289,612
REVPOR		£6,377		£3,720
SS REVPOR growth	1.3%		3.3%
SSNOI per unit		£16,942		£9,544
SSNOI growth	8.9%		DNA

	Canadian Portfolio(1,3,4)		Industry Benchmarks(6)
5 year total population growth	5.2%		5.0%
5 year 75+ population growth	17.4%		DNA
Housing value	C$	835,113	C$	692,675
Household income	C$	107,113	C$	95,952
REVPOR	C$	3,580	C$	2,320
SS REVPOR growth	1.8%		2.4%
SSNOI per unit	C$	15,283	DNA
SSNOI growth	(1.7)%		DNA

Notes:
(1) Property age, housing value and household income are NOI-weighted as of September 30, 2018. The median housing value and household income is used for the US, and the average housing value and household income is used for the UK and Canada. Housing value, household income and population growth are based on a 3-mile radius. Growth figures represent performance of Welltower's same store portfolio for current quarter. See page 23 for reconciliations.
(2) Property age, REVPOR and REVPOR growth per 3Q18 NIC MAP for Majority AL Properties in the primary and secondary markets; AMR is used as a proxy for REVPOR; population growth reflects 2019-2024 Claritas projections; housing value and household income are the US median per Claritas 2019; NOI per unit per The State of Seniors Housing 2017 and represents 2016 results.
(3) REVPOR is based on total 3Q18 results. See page 23 for reconciliation.
(4) SSNOI per unit represents the SSNOI per unit available based on trailing four quarters for those properties in the portfolio for 15 months preceding the end of the current portfolio performance period. SSNOI per unit for UK portfolio in GBP calculated by taking SSNOI per unit in USD divided by a standardized GBP/USD rate of 1.35. SSNOI per unit for Canadian portfolio in CAD calculated by taking SSNOI per unit in USD divided by a standardized USD/CAD rate of 1.25. See page 23 for reconciliation.
(5) Property age, units per property, REVPOR, REVPOR growth and NOI per Unit derived from LaingBuisson, Care of Older People UK Market Report 29th Edition; population growth reflects 2017-2022 CACI projections; housing value represents UK average per CACI 2017.
(6) Occupancy per Canada Mortgage and Housing Corporation's Seniors' Housing Report 2017; population growth reflects 2018-2023 Environics projection; housing value and household income represents Canadian average per Environics WealthScapes 2018; REVPOR and REVPOR growth represent annual averages from 2018 CMHC Seniors' Housing Survey.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Payment Coverage Stratification
	EBITDARM Coverage(1)					EBITDAR Coverage(1)
% of In-Place NOI	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases
<0.85x	0.2%	0.1%	0.3%	5	3	1.6%	0.1%	1.7%	7	5
0.85x - 0.95x	0.1%	—	0.1%	11	1	1.4%	—	1.4%	9	3
0.95x - 1.05x	1.9%	—	1.9%	7	2	2.7%	1.7%	4.4%	11	8
1.05x - 1.15x	2.8%	—	2.8%	12	5	3.4%	0.0%	3.4%	12	6
1.15x - 1.25x	1.7%	0.8%	2.5%	12	7	4.0%	0.0%	4.0%	5	4
1.25x - 1.35x	5.5%	0.9%	6.4%	7	4	2.7%	4.7%	7.4%	16	4
>1.35x	4.3%	6.8%	11.1%	14	15	0.7%	2.1%	2.8%	9	7
Total	16.5%	8.6%	25.1%	11	37	16.5%	8.6%	25.1%	11	37

Revenue and Lease Maturity(2)
	Rental Income
Year	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term / Post-Acute Care	Interest Income	Total Revenues	% of Total
2018	$42,884	$9,143	$—	$—	$110	$52,137	4.4%
2019	—	29,230	—	—	10,108	39,338	3.3%
2020	—	34,729	—	—	7,127	41,856	3.5%
2021	3,505	41,083	—	9,896	2,228	56,712	4.8%
2022	3,157	42,421	—	4,686	21,390	71,654	6.0%
2023	—	31,543	—	—	1,659	33,202	2.8%
2024	10,842	33,867	—	—	1,179	45,888	3.8%
2025	65,593	19,352	—	—	2,859	87,804	7.4%
2026	59,902	28,665	—	34,654	—	123,221	10.3%
2027	29,960	8,914	—	1,026	579	40,479	3.4%
2028	10,721	14,911	—	34,833	1,158	61,623	5.2%
Thereafter	167,025	85,015	143,200	140,478	2,397	538,115	45.1%
	$393,589	$378,873	$143,200	$225,573	$50,794	$1,192,029	100.0%

Weighted Avg Maturity Years	10	7	15	13	3	10

Notes:
(1) Represents trailing twelve month coverage metrics as of June 30, 2018 for stable portfolio only. Health System excluded due to partial period. Agreements included represent 85% of total Seniors Housing Triple-net and Long-Term/Post-Acute Care In-Place NOI. See page 21 for a reconciliation. Agreements with mixed units use the predominant type based on investment balance.
(2) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles, or other non cash income. Interest income represents contractual rate of interest for loans, net of collectability reserves if applicable.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Outpatient Medical
Total Portfolio Performance	3Q17	4Q17	1Q18	2Q18	3Q18
Properties	270	274	259	259	263
Square feet	17,337,256	17,631,245	16,330,391	16,330,593	16,606,129
Occupancy(1)	94.3%	94.1%	93.8%	93.4%	93.0%
Total revenues	$132,444	$132,511	$127,124	$126,405	$130,344
Operating expenses	41,476	40,116	41,172	39,658	42,524
NOI	$90,968	$92,395	$85,952	$86,747	$87,820
NOI margin	68.7%	69.7%	67.6%	68.6%	67.4%
Revenues per square foot(1)	$32.02	$31.57	$32.88	$32.70	$33.13
NOI per square foot(1)	$21.99	$22.01	$22.23	$22.44	$22.32
Recurring cap-ex	$7,831	$5,280	$5,847	$5,910	$8,729
Other cap-ex	$4,432	$7,097	$5,239	$7,165	$3,938

Same Store Performance(2)	3Q17	4Q17	1Q18	2Q18	3Q18
Properties	235	235	235	235	235
Occupancy	94.1%	93.7%	93.9%	93.5%	93.4%
Same store revenues	$121,203	$120,882	$122,217	$120,692	$123,521
Same store operating expenses	40,275	39,079	39,577	38,082	40,898
Same store NOI	$80,928	$81,803	$82,640	$82,610	$82,623
Year over year growth rate					2.1%

Portfolio Diversification by Tenant(1,3)	Rental Income	% of Total	Quality Indicators(1)
Kelsey-Seybold	$20,619	5.4%	Health system affiliated properties as % of NOI	95.3%
NMC Health	20,100	5.3%	Health system affiliated tenants as % of rental income(3)	65.3%
Virtua	16,486	4.4%	Retention (trailing twelve months)	77.1%
Texas Health Resources	11,423	3.0%	In-house managed properties as % of square feet(4)	96.7%
Catholic Health Initiatives	10,050	2.7%	Average remaining lease term (years)	6.6
Remaining Portfolio	300,195	79.2%	Average building size (square feet)(3)	64,716
Total	$378,873	100.0%	Average age (years)	13

Expirations(1,3)	2018	2019	2020	2021	2022	Thereafter
Occupied square feet	343,151	1,128,468	1,372,820	1,560,441	1,708,759	8,830,374
% of occupied square feet	2.3%	7.6%	9.2%	10.4%	11.4%	59.1%

Notes:
(1) Results include month-to-month and holdover leases. Per square foot amounts are annualized.
(2) Includes 235 same store properties representing 15,416,201 square feet. See pages 21 and 22 for reconciliation.
(3) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles, or other non cash income.
(4) Includes only multi-tenant properties.

Investment

(dollars in thousands at Welltower pro rata ownership)
Relationship Investment History

Detail of Acquisitions/JVs
	2014	2015	2016	2017	1Q18	2Q18	3Q18	14-18 Total
Count	41	44	22	18	5	2	2	134
Total	$2,981,276	$3,765,912	$2,287,973	$742,020	$475,786	$171,600	$2,511,971	$12,936,538
Low	3,500	6,080	10,618	7,310	4,950	75,600	30,248	3,500
Median	31,150	33,513	27,402	24,025	42,789	85,800	1,255,985	30,699
High	880,157	437,472	1,150,000	149,400	217,000	96,000	2,481,723	2,481,723

Property Acquisitions/Joint Ventures Detail(1)
Outpatient Medical
Health System	Square Feet	Location				MSA
Providence St. Joseph Health	21,575	1220 La Venta Drive	Westlake Village	California	US	Oxnard
Regents of The University of California	28,958	1250 La Venta Drive	Westlake Village	California	US	Oxnard
Total	50,533

Investment Timing
	Acquisitions/ Joint Ventures(2)	Yield	Loan Advances(3)	Yield	Construction Conversions	Yield	Dispositions	Yield
July	$2,169,963	7.9%	$160	7.7%	$27,688	7.0%	$41,770	10.2%
August	—	—	—	—	30,867	8.0%	101,150	4.0%
September	30,248	5.5%	40	7.7%	37,287	10.0%	173,039	6.8%
Total	$2,200,211	7.9%	$200	7.7%	$95,842	8.5%	$315,959	6.4%

Notes:
(1) Excludes properties acquired in the QCP transaction. Please refer to the "Investors" section of our website for further details.
(2) Excludes QCP non-yielding acquisitions.
(3) Includes advances for non-real estate loans and excludes advances for development loans.

Investment

(dollars in thousands, except per bed / unit / square foot, at Welltower pro rata ownership)
Gross Investment Activity

	Third Quarter 2018
	Properties	Beds / Units / Square Feet		Pro Rata Amount	Investment Per Bed / Unit / SqFt	Yield
Acquisitions / Joint Ventures(1)
Outpatient Medical	2	50,533	sf	$30,248	599	5.5%
QCP acquisition(2)	246	N/A		2,169,963	N/A	7.9%
Total acquisitions	248			$2,200,211		7.9%

Development(3)
Development projects:
Seniors Housing Operating	8	1,102	units	$19,445
Seniors Housing Triple-net	8	799	units	14,093
Outpatient Medical	3	318,955	sf	21,814
Long-Term/Post-Acute Care	1	120	beds	4,157
Total development projects	20			59,509
Expansion projects:
Seniors Housing Operating	1	48	units	$957
Seniors Housing Triple-net	2	81	units	2,861
Total expansion projects	3			3,818

Total development	23			$63,327		7.3%

Loan advances(4)				$200		7.7%
Yielding gross investments				2,263,738		7.9%

QCP non-yielding acquisition(5)	59	7,986	beds	311,760
Total gross investments				$2,575,498

Dispositions(6)
Long-Term/Post-Acute Care	3	380	beds	$31,562	83,058	8.8%
QCP non-core dispositions	12	1,328	beds	77,262	58,179	15.3%
Real property dispositions	15			108,824		13.4%

Loan payoffs				59,673		9.3%
Dispositions				168,497		12.0%

QCP non-yielding dispositions(5)	19	2,712	beds	147,462	54,374	—
Total dispositions	34			$315,959		6.4%

Net investments				$2,259,539

Notes:
(1) Amounts represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions. Yield represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels.
(2) QCP acquisition includes 26,093 Health System beds, 69 Seniors Housing Triple-net units, 2,741 Long-Term/Post-Acute Care beds, and 151,503 Outpatient Medical square feet.
(3) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(4) Amounts represent cash funded to operators for real estate and non-real estate loans, excluding development loans. Yield represents annualized contractual interest divided by investment amount.
(5) QCP non-yielding acquisition represents allocated purchase price. QCP non-yielding dispositions represents cash proceeds for property sales.
(6) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales. Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds.

Investment

(dollars in thousands, except per bed / unit / square foot, at Welltower pro rata ownership)
Gross Investment Activity

	Year-To-Date 2018
	Properties	Beds / Units / Square Feet		Pro Rata Amount	Investment Per Bed / Unit / SqFt	Yield
Acquisitions / Joint Ventures(1)
Seniors Housing Operating	11	2,898	units	$599,647	206,918	6.7%
Outpatient Medical	5	191,267	sf	77,987	408	5.8%
QCP acquisition(2)	246	N/A		2,169,963	N/A	7.9%
Total acquisitions	262			$2,847,597		7.6%

Development(3)
Development projects:
Seniors Housing Operating	8	1,102	units	$59,073
Seniors Housing Triple-net	9	882	units	51,906
Outpatient Medical	6	503,770	sf	59,401
Long-Term/Post-Acute Care	1	120	beds	12,307
Total development projects	24			$182,687
Expansion projects:
Seniors Housing Operating	1	48	units	2,808
Seniors Housing Triple-net	2	81	units	11,854
Total expansion projects	3			14,662

Total development	27			$197,349		7.7%

Loan advances(4)				$47,992		6.1%
Yielding gross investments				$3,092,938		7.6%

QCP non-yielding acquisition(5)	59	7,986	beds	311,760
Total gross investments				$3,404,698

Dispositions(6)
Seniors Housing Operating	2	250	units	$6,908	27,632	6.5%
Seniors Housing Triple-net	26	2,625	units	452,841	172,511	7.2%
Outpatient Medical	18	1,441,588	sf	428,727	297	6.0%
Long-Term/Post-Acute Care	7	790	beds	93,547	118,414	10.7%
QCP non-core dispositions	12	1,328	beds	77,262	58,179	15.3%
Real property dispositions	65			1,059,285		7.6%

Loan payoffs				163,469		8.2%
Dispositions				1,222,754		7.7%

QCP non-yielding dispositions(5)	19	2,712	beds	147,462	54,374	—
Total dispositions	84			$1,370,216		6.9%

Net investments				$2,034,482

Notes:
(1) Amounts represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions. Yield represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels.
(2) QCP acquisition includes 26,093 Health System beds, 69 Seniors Housing Triple-net units, 2,741 Long-Term/Post-Acute Care beds, and 151,503 Outpatient Medical square feet.
(3) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(4) Amounts represent cash funded to operators for real estate and non-real estate loans, excluding development loans. Yield represents annualized contractual interest divided by investment amount.
(5) QCP non-yielding acquisition represents allocated purchase price. QCP non-yielding dispositions represents cash proceeds for property sales.
(6) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales. Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Summary(1)
	Unit Mix
Facility	Total	Independent Living	Assisted Living	Memory Care	Long-term/Post-acute Care	Commitment Amount	Balance at 9/30/18	Estimated Conversion

Seniors Housing Operating
Toronto, ON	332	332	—	—	—	$34,366	$25,372	2Q19
Scarborough, ON	172	141	—	31	—	24,914	3,204	4Q19
Shrewsbury, NJ	81	—	52	29	—	11,696	3,725	4Q19
New York, NY	151	—	69	82	—	141,666	82,444	1Q20
Wandsworth, UK	98	—	78	20	—	57,711	29,069	1Q20
Wilton, CT	90	—	59	31	—	13,974	4,986	1Q20
Fairfield, CT	83	—	54	29	—	12,648	4,598	4Q20
Subtotal	1,007	473	312	222	—	$296,975	$153,398

Seniors Housing Triple-net
Kingswood, UK	73	—	46	27	—	$11,300	$5,486	2Q19
Apex, NC	152	98	30	24	—	30,883	1,486	3Q19
El Dorado, CA	80	—	57	23	—	28,000	6,261	3Q19
Westerville, OH	90	—	63	17	10	22,800	6,759	3Q19
Union, KY	162	162	—	—	—	34,600	7,150	1Q20
Edenbridge, UK	85	—	51	34	—	19,552	5,805	2Q20
Droitwich, UK	70	—	45	25	—	16,532	4,035	4Q20
Subtotal	712	260	292	150	10	$163,667	$36,982

Outpatient Medical
		Rentable Square Ft	Preleased %	Health System Affiliation		Commitment Amount	Balance at 9/30/18	Estimated Conversion
Brooklyn, NY		140,955	100%	Yes		$105,177	$54,454	3Q19
Mission Viejo, CA		104,500	100%	Yes		71,372	22,782	3Q19
Houston, TX		73,500	100%	Yes		23,455	3,399	4Q19
Subtotal		318,955				$200,004	$80,635

Total Development Projects						$660,646	$271,015

Note:
(1) Includes development projects (construction in progress, development loans and in-substance real estate) and excludes expansion projects. Commitment amount represents current balances plus unfunded commitments to complete development.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Funding Projections(1)
				Projected Future Funding
	Projects	Beds / Units / Square Feet	Projected Yields(2)	2018 Funding	Funding Thereafter	Total Unfunded Commitments	Committed Balances
Seniors Housing Operating	7	1,007	7.8%	$18,473	$125,104	$143,577	$296,975
Seniors Housing Triple-net	7	712	7.5%	24,464	102,221	126,685	163,667
Outpatient Medical	3	318,955	6.8%	29,348	90,021	119,369	200,004
Total	17		7.0%	$72,285	$317,346	$389,631	$660,646

Development Project Conversion Estimates(1)
Quarterly Conversions			Annual Conversions
	Amount	Projected Yields(2)		Amount	Projected Yields(2)
1Q18 actual	$136,762	9.3%	2018 estimate	$321,722	8.4%
2Q18 actual	89,118	7.0%	2019 estimate	363,963	7.1%
3Q18 actual	95,842	8.5%	2020 estimate	296,683	7.8%
2Q19 estimate	45,666	7.7%	Total	$982,368	7.8%
3Q19 estimate	258,232	6.9%
4Q19 estimate	60,065	7.6%
1Q20 estimate	247,951	7.7%
2Q20 estimate	19,552	8.0%
4Q20 estimate	29,180	8.7%
Total	$982,368	7.8%

Unstabilized Properties
	6/30/2018 Properties	Stabilizations	Construction Conversions	Acquisitions/ Dispositions	9/30/2018 Properties	Beds / Units
Seniors Housing Operating	21	—	1	3	25	2,561
Seniors Housing Triple-net	23	(2)	1	(3)	19	1,886
Long-Term/Post-Acute Care	9	(1)	1	—	9	986
Total	53	(3)	3	—	53	5,433

Occupancy	6/30/2018 Properties	Stabilizations	Construction Conversions	Acquisitions/ Dispositions	Progressions	9/30/2018 Properties
0% - 50%	17	—	3	—	(5)	15
50% - 70%	21	—	—	—	2	23
70% +	15	(3)	—	—	3	15
Total	53	(3)	3	—	—	53

Occupancy	9/30/2018 Properties	Months In Operation	Revenues	% of Total Revenues(3)	Gross Investment Balance	% of Total Gross Investment
0% - 50%	15	8	$30,050	0.7%	$379,491	1.1%
50% - 70%	23	19	87,500	2.1%	497,002	1.5%
70% +	15	18	43,980	1.0%	401,816	1.2%
Total	53	16	$161,530	3.8%	$1,278,309	4.2%

Notes:
(1) Includes development projects (construction in progress, development loans, and in-substance real estate) and excludes expansion projects.
(2) Actual yields may vary.
(3) Includes revenues annualized from amounts presented on page 7.

Financial

(dollars in thousands at Welltower pro rata ownership)
Components of NAV

Stabilized NOI		Pro rata beds/units/square feet
Seniors Housing Operating(1)	$1,021,020	54,811	units
Seniors Housing Triple-net	395,720	24,711	units
Outpatient Medical	343,504	15,175,821	square feet
Health System	143,204	20,874	beds
Long-Term/Post-Acute Care	229,772	18,069	beds
Total In-Place NOI(2)	2,133,220
Incremental stabilized NOI(3)	42,161
Total stabilized NOI	$2,175,381

Obligations
Lines of credit	$1,312,000
Senior unsecured notes(4)	9,753,696
Secured debt(4)	2,690,161
Capital lease obligations	71,377
Total Debt	$13,827,234
Add (Subtract):
Other liabilities (assets), net(5)	$546,768
Cash and cash equivalents and restricted cash	(281,285)
Preferred stock	718,498
Net obligations	$14,811,215

Other Assets
Land parcels	$54,960		Effective Interest Rate(7)
Real estate loans receivable(6)	401,944		8.0%
Non real estate loans receivable	284,752		8.8%
Other investments(8)	40,743
Investments held for sale(9)	751,000
Development properties:(10)
Current balance	$272,932
Unfunded commitments	399,684
Committed balances	$672,616
Projected yield	7.0%
Projected NOI	$47,083

Common Shares Outstanding	375,577

Notes:
(1) Includes $17,754,000 attributable to our proportional share of income from unconsolidated management company investments.
(2) See page 21 for reconciliation.
(3) Represents incremental NOI from Seniors Housing Operating lease-up properties that have been open for less than two years.
(4) Represents principal amounts due and do not include unamortized premiums/discounts, deferred loan expenses or other fair value adjustments as reflected on the balance sheet. Includes $1,330,570,000 of foreign secured debt.
(5) Includes liabilities / (assets) that impact cash or NOI and excludes non-real estate loans and non-cash items such as the following:

Unearned revenues	$204,260
Below/(above) market lease intangibles, net	37,273
Deferred taxes, net	(14,242)
Available-for-sale equity investments	(12,912)
In place lease intangibles, net	(51,095)
Other non-cash liabilities / (assets), net	3,750
Total non-cash liabilities/(assets), net	$167,034

(6) Represents $470,316,000 of real estate loans excluding development loans and net of $68,372,000 of allowance for loan losses.
(7) Average cash-pay interest rates are 8.0% and 6.1% for real estate and non real estate loans, respectively. Rates exclude non-accrual/interest-free loans.
(8) Represents fair value estimate of unconsolidated equity investments including Genesis HealthCare stock and a management company investment not reflected in IPNOI.
(9) Represents expected proceeds from assets held for sale.
(10) See pages 12-13. Also includes expansion projects.

Financial

(dollars in thousands at Welltower pro rata ownership)
Net Operating Income(1)

	3Q17	4Q17	1Q18	2Q18	3Q18
Revenues:
Seniors Housing Operating
Resident fees and service	$682,589	$699,545	$704,930	$731,580	$847,712
Interest income	—	—	85	172	159
Other income	1,432	1,118	1,143	1,554	1,183
Total revenues	684,021	700,663	706,158	733,306	849,054

Seniors Housing Triple-net
Rental income	148,493	145,825	143,924	137,864	102,207
Interest income	8,083	7,144	7,087	7,428	6,910
Other income	1,241	936	313	12,959	1,303
Total revenues	157,817	153,905	151,324	158,251	110,420

Outpatient Medical
Rental income	131,875	131,975	126,870	126,106	129,953
Interest income	—	—	12	43	85
Other income	569	536	242	256	306
Total revenues	132,444	132,511	127,124	126,405	130,344

Health System
Rental income	—	—	—	—	30,614
Total revenues	—	—	—	—	30,614

Long-Term/Post-Acute Care
Rental income	74,441	74,422	63,284	61,598	63,868
Interest income	12,105	4,831	7,463	5,819	7,468
Other income	1,948	(900)	1,064	236	390
Total revenues	88,494	78,353	71,811	67,653	71,726

Corporate
Other income	576	247	246	378	572
Total revenues	576	247	246	378	572

Total
Rental income	354,809	352,222	334,078	325,568	326,642
Resident fees and service	682,589	699,545	704,930	731,580	847,712
Interest income	20,188	11,975	14,647	13,462	14,622
Other income	5,766	1,937	3,008	15,383	3,754
Total revenues	$1,063,352	$1,065,679	$1,056,663	$1,085,993	$1,192,730

Property operating expenses:
Seniors Housing Operating	$462,497	$477,431	$484,637	$498,278	$585,525
Seniors Housing Triple-net	—	—	17	9	—
Outpatient Medical	41,476	40,116	41,172	39,658	42,524
Health System	—	—	—	—	12
Long-Term/Post-Acute Care	—	—	—	124	412
Total property operating expenses	$503,973	$517,547	$525,826	$538,069	$628,473

Net operating income:
Seniors Housing Operating	$221,524	$223,232	$221,521	$235,028	$263,529
Seniors Housing Triple-net	157,817	153,905	151,307	158,242	110,420
Outpatient Medical	90,968	92,395	85,952	86,747	87,820
Health System	—	—	—	—	30,602
Long-Term/Post-Acute Care	88,494	78,353	71,811	67,529	71,314
Corporate	576	247	246	378	572
Net operating income	$559,379	$548,132	$530,837	$547,924	$564,257

Note:
(1) Please see discussion of Supplemental Reporting Measures on page 20. Includes amounts from investments sold or held for sale.

Financial

(dollars in thousands)
Leverage and EBITDA Reconciliations(1)
	Twelve Months Ended		Three Months Ended
	9/30/2018		9/30/2018
Net income (loss)	$615,311		$84,226
Interest expense	509,440		138,032
Income tax expense (benefit)	32,833		1,741
Depreciation and amortization	946,083		243,149
EBITDA	$2,103,667		$467,148
Loss (income) from unconsolidated entities	60,285		(344)
Stock-based compensation(2)	25,443		6,075
Loss (gain) on extinguishment of debt, net	16,415		4,038
Impairment of assets	139,378		6,740
Loss (gain) on real estate dispositions, net	(430,043)		(24,723)
Provision for loan losses	62,966		—
Loss (gain) on derivatives and financial instruments, net	(5,642)		8,991
Additional other income	(10,805)		—
Other expenses(2)	161,655		88,626
Total adjustments	19,652		89,403
Adjusted EBITDA	$2,123,319		$556,551
0
Interest Coverage Ratios
Interest expense	$509,440		$138,032
Capitalized interest	9,813		1,921
Non-cash interest expense	(10,087)		(1,658)
Total interest	$509,166		$138,295
EBITDA	$2,103,667		$467,148
Interest coverage ratio	4.13	x	3.38	x
Adjusted EBITDA	$2,123,319		$556,551
Adjusted Interest coverage ratio	4.17	x	4.02	x
0
Fixed Charge Coverage Ratios
Total interest	$509,166		$138,295
Secured debt principal amortization	58,866		13,908
Preferred dividends	46,704		11,676
Total fixed charges	$614,736		$163,879
EBITDA	$2,103,667		$467,148
Fixed charge coverage ratio	3.42	x	2.85	x
Adjusted EBITDA	$2,123,319		$556,551
Adjusted Fixed charge coverage ratio	3.45	x	3.40	x
0
Net Debt to EBITDA Ratios
Total debt			$13,504,060
Less: cash and cash equivalents(3)			(191,199)
Net debt			$13,312,861
EBITDA Annualized			$1,868,592
Net debt to EBITDA ratio			7.12	x
Adjusted EBITDA Annualized			$2,226,204
Net debt to Adjusted EBITDA ratio			5.98	x

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 20.
(2) Certain severance-related costs are included in stock-based compensation and excluded from other expenses.
(3) Includes IRC Section 1031 deposits, if any.

Financial

(amounts in thousands except share price)
Leverage and Current Capitalization(1)
		% of Total
Book Capitalization
Lines of credit	$1,312,000	4.53%
Long-term debt obligations(2)	12,192,060	42.06%
Cash and cash equivalents(3)	(191,199)	(0.66)%
Net debt to consolidated book capitalization	$13,312,861	45.93%
Total equity(4)	15,670,065	54.07%
Consolidated book capitalization	$28,982,926	100.00%
Joint venture debt, net(5)	210,406
Total book capitalization	$29,193,332

Undepreciated Book Capitalization
Lines of credit	$1,312,000	3.82%
Long-term debt obligations(2)	12,192,060	35.47%
Cash and cash equivalents(3)	(191,199)	(0.56)%
Net debt to consolidated undepreciated book capitalization	$13,312,861	38.73%
Accumulated depreciation and amortization	5,394,274	15.69%
Total equity(4)	15,670,065	45.58%
Consolidated undepreciated book capitalization	$34,377,200	100.00%
Joint venture debt, net(5)	210,406
Total undepreciated book capitalization	$34,587,606

Enterprise Value
Lines of credit	$1,312,000	3.32%
Long-term debt obligations(2)	12,192,060	30.83%
Cash and cash equivalents(3)	(191,199)	(0.48)%
Net debt to consolidated enterprise value	$13,312,861	33.66%
Common shares outstanding	375,577
Period end share price	64.32
Common equity market capitalization	$24,157,113	61.08%
Noncontrolling interests(4)	1,362,380	3.44%
Preferred stock	718,498	1.82%
Consolidated enterprise value	$39,550,852	100.00%
Joint venture debt, net(5)	210,406
Total enterprise value	$39,761,258

Secured Debt as % of Total Assets
Secured debt(2)	$2,465,661	8.15%
Total assets	$30,249,119

Total Debt as % of Total Assets
Total debt(2)	$13,504,060	44.64%
Total assets	$30,249,119

Unsecured Debt as % of Unencumbered Assets
Unsecured debt(2)	$10,967,022	38.10%
Unencumbered assets	$28,788,500

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 20.
(2) Amounts include unamortized premiums/discounts and other fair value adjustments as reflected on our balance sheet.
(3) Inclusive of IRC Section 1031 deposits, if any.
(4) Includes all noncontrolling interests (redeemable and permanent) as reflected on our balance sheet.
(5) Net of Welltower's share of unconsolidated debt and minority partners' share of Welltower consolidated debt.

Financial

(dollars in thousands)
Debt Maturities and Principal Payments(1)
Year	Lines of Credit(2)	Senior Unsecured Notes(3,4,5)	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt(6)	% of Total	Wtd. Avg. Interest Rate
2018	$—	$—	$170,742	$17,836	$(14,648)	$173,930	1.26%	4.30%
2019	—	600,000	489,166	50,623	(89,813)	1,049,976	7.63%	4.04%
2020	—	689,662	138,938	58,781	(32,157)	855,224	6.22%	5.02%
2021	—	450,000	347,280	26,784	(118,877)	705,187	5.13%	4.65%
2022	—	600,000	225,832	14,060	(30,931)	808,961	5.88%	4.89%
2023	1,312,000	1,793,469	292,145	19,698	(104,640)	3,312,672	24.08%	3.88%
2024	—	400,000	289,181	36,763	(81,621)	644,323	4.68%	4.39%
2025	—	1,250,000	143,012	405,116	(31,694)	1,766,434	12.84%	3.88%
2026	—	700,000	39,426	16,052	(9,364)	746,114	5.42%	4.17%
2027	—	—	138,053	60,502	(35,077)	163,478	1.19%	3.61%
Thereafter	—	3,270,565	205,980	84,458	(31,445)	3,529,558	25.67%	4.80%
Totals	$1,312,000	$9,753,696	$2,479,755	$790,673	$(580,267)	$13,755,857	100.00%

Weighted Avg Interest Rate(7)	3.11%	4.45%	3.79%	3.84%	3.64%	4.20%

Weighted Avg Maturity Years	4.8	8.6	5.2	8.8	5.1	7.8

% Floating Rate Debt	100.00%	7.19%	34.54%	12.88%	54.11%	19.32%

Debt by Local Currency(1)
	Lines of Credit	Senior Unsecured Notes	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt	Investment Hedges(8)
United States	$1,312,000	$7,957,500	$1,149,185	$583,588	$(277,825)	$10,724,448	$—
United Kingdom	—	1,370,565	175,798	—	(43,949)	1,502,414	1,162,641
Canada	—	425,631	1,154,772	207,085	(258,493)	1,528,995	444,978
Totals	$1,312,000	$9,753,696	$2,479,755	$790,673	$(580,267)	$13,755,857	$1,607,619

Notes:
(1) Represents principal amounts due excluding unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.
(2) The primary unsecured credit facility has capacity of $3,700,000,000 with remaining availability of $1,688,000,000. The unsecured revolving credit facility matures on July 19, 2022 (with an option to extend for two successive terms of six months each at our discretion) and the term credit facilities mature on July 19, 2023.
(3) 2020 includes CAD $300,000,000 of 3.35% senior unsecured notes (approximately $232,162,000 USD at September 30, 2018). The notes mature on November 25, 2020.
(4) 2023 includes a $500,000,000 term loan and a CAD $250,000,000 unsecured term loan (approximately $193,469,000 USD at September 30, 2018). The loans mature on July 19, 2023. The interest rates on the loans are LIBOR + 0.9% for USD and CDOR + 0.9% for CAD.
(5) Thereafter includes £550,000,000 of 4.80% senior unsecured notes (approximately $717,915,000 USD at September 30, 2018). The notes mature on November 20, 2028. Also included is £500,000,000 of 4.50% senior unsecured notes (approximately $652,650,000 USD at September 30, 2018). The notes mature on December 1, 2034.
(6) Excludes capital lease obligations of $71,377,000, of which $69,161,000 mature in April 2023 and $2,216,000 have various maturities.
(7) The interest rate on the primary unsecured credit facility is 1-month LIBOR + 82.5 basis points. Senior notes and secured debt average interest rate represents the face value note rate.
(8) Represents notional value of foreign currency derivative contracts at end of period spot FX rates. The fair market value of the gains (losses) of these contracts is currently USD $(43,982,000), as represented in other assets (liabilities) on the balance sheet. We supplement our local currency debt with foreign currency derivative contracts to offset the translation and economic exposures related to our international investments. Currently, our foreign currency derivatives are comprised of forward contracts and cross-currency swaps.

Glossary

Age: Current year, less the year built, adjusted for major renovations. Average age is weighted by pro rata NOI.
Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts paid in cash for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties; 2) second generation tenant improvements; and 3) leasing commissions paid to third party leasing agents to secure new tenants.
Construction Conversion: Represents completed construction projects that were placed into service and began generating NOI.
EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.
EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.
EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
Health System: Includes independent, assisted living, dementia care and long-term post-acute care properties subject to triple-net operating leases to or guaranteed by investment-grade health systems.
Health System - Affiliated: Outpatient medical properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.
Long-Term/Post-Acute Care: Includes all skilled nursing, rehabilitation and long-term acute-care facilities where the majority of individuals require 24-hour nursing or medical care.  Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases.  Most of these facilities focus on higher acuity patients and offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation.
MSA:  For the United States and Canada, we use the Metropolitan Statistical Area as defined by the U.S. Census Bureau and the Census Metropolitan Areas as defined by Statistics Canada, respectively.  For the United Kingdom, we generally use the Metro Region as defined by EuroStat with Greater London defined as a 55-mile radius around the city’s center.
Occupancy: Outpatient medical occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information.
Outpatient Medical: Outpatient medical buildings include properties offering ambulatory medical services such as primary and secondary care, outpatient surgery, diagnostic procedures and rehabilitation. These properties are typically affiliated with a health system and may be located on a hospital campus. They are specifically designed and constructed for use by health care professionals to provide services to patients. They also include medical office buildings that typically contain sole and group physician practices and may provide laboratory and other specialty services.
Quality Mix: Non-Medicaid revenue as a percentage of total revenue at a facility.
Seniors Housing Operating (SHO): Includes independent, assisted living, and dementia care properties in the U.S. and Canada and all care homes in the U.K. structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007.
Seniors Housing Triple-net (SH-NNN): Includes independent, assisted living, and dementia care properties in the U.S. and Canada and all care homes in the U.K. subject to triple-net operating leases and loans receivable.
Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.
Stable: Generally, a triple-net rental property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.00x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date.   A seniors housing operating facility is considered stable upon the earliest of 90% occupancy, NOI at or above the underwritten target or 24 months past the closing date (for acquisitions) or the open date (for development). Excludes assets held for sale and assets disposed of during the current quarter.
Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Supplemental Reporting Measures

The company believes that revenues and net income, as defined by U.S. generally accepted accounting principles (U.S. GAAP), are the most appropriate earnings measurements. However, the company considers EBITDA, A-EBITDA, REVPOR, SS REVPOR, NOI, In-Place NOI (IPNOI) and SSNOI to be useful supplemental measures of its operating performance. Excluding EBITDA and A-EBITDA, these supplemental measures are disclosed on a Welltower pro rata ownership basis. Pro rata amounts are derived by reducing consolidated amounts for minority partners’ noncontrolling ownership interests and adding Welltower’s minority ownership share of unconsolidated amounts. Welltower does not control unconsolidated investments. While the company considers pro rata disclosures useful, they may not accurately depict the legal and economic implications of Welltower’s joint venture arrangements and should be used with caution.
The company defines NOI as total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our seniors housing operating and outpatient medical properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees paid to operators, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent costs unrelated to property operations. These expenses include, but are not limited to, payroll and benefits, professional services, office expenses and depreciation of corporate fixed assets. IPNOI represents NOI excluding interest income, other income and non-IPNOI and adjusted for timing of current quarter portfolio changes such as acquisitions, development conversions, segment transitions, dispositions and investments held for sale. SSNOI is used to evaluate the operating performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. As used herein, same store is generally defined as those revenue-generating properties in the portfolio for the relevant year-over-year reporting periods. Land parcels, loans, and sub-leases as well as any properties acquired, developed/redeveloped (including major refurbishments where 20% or more of units are simultaneously taken out of commission for 30 days or more), sold or classified as held for sale during that period are excluded from the same store amounts. Properties undergoing operator transitions and/or segment transitions (except triple-net to seniors housing operating with the same operator) are also excluded from the same store amounts. Normalizers include adjustments that in management’s opinion are appropriate in considering SSNOI, a supplemental, non-GAAP performance measure.  None of these adjustments, which may increase or decrease SSNOI, are reflected in the company’s financial statements prepared in accordance with U.S. GAAP. Significant normalizers (defined as any that individually exceed 0.50% of SSNOI growth per property type) are separately disclosed and explained. The company believes NOI, IPNOI and SSNOI provide investors relevant and useful information because they measure the operating performance of the company’s properties at the property level on an unleveraged basis. The company uses NOI, IPNOI and SSNOI to make decisions about resource allocations and to assess the property level performance of our properties.
REVPOR represents the average revenues generated per occupied room per month at the company’s seniors housing operating properties. It is calculated as our pro rata version of total resident fees and services revenues from the income statement divided by average monthly occupied room days. SS REVPOR is used to evaluate the REVPOR performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. It is based on the same pool of properties used for SSNOI and includes any revenue normalizations used for SSNOI. The company uses REVPOR and SS REVPOR to evaluate the revenue-generating capacity and profit potential of its seniors housing operating portfolio independent of fluctuating occupancy rates. They are also used in comparison against industry and competitor statistics, if known, to evaluate the quality of the company’s seniors housing operating portfolio.
We measure our credit strength both in terms of leverage ratios and coverage ratios. The leverage ratios indicate how much of our balance sheet capitalization is related to long-term debt, net of cash and Internal Revenue Code (“IRC”) Section 1031 deposits. We expect to maintain capitalization ratios and coverage ratios sufficient to maintain a capital structure consistent with our current profile. The coverage ratios are based on EBITDA which stands for earnings (net income per income statement) before interest expense, income taxes, depreciation and amortization. Covenants in our senior unsecured notes contain financial ratios based on a definition of EBITDA that is specific to those agreements. Failure to satisfy these covenants could result in an event of default that could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our consolidated results of operations, liquidity and/or financial condition. Due to the materiality of these debt agreements and the financial covenants, we have defined A-EBITDA to exclude unconsolidated entities and to include adjustments for stock-based compensation expense, provision for loan losses, gains/losses on extinguishment of debt, gains/losses/impairments on properties, gains/losses on derivatives and financial instruments, and other expenses. We believe that EBITDA and A-EBITDA, along with net income and cash flow provided from operating activities, are important supplemental measures because they provide additional information to assess and evaluate the performance of our operations. We primarily utilize them to measure our interest coverage ratio, which represents EBITDA and A-EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA and A-EBITDA divided by fixed charges. Fixed charges include total interest, secured debt principal amortization and preferred dividends. Our leverage ratios include net debt to A-EBITDA, book capitalization, undepreciated book capitalization and market capitalization. Book capitalization represents the sum of net debt (defined as total long-term debt less cash and cash equivalents and any IRC Section 1031 deposits), total equity and redeemable noncontrolling interests. Undepreciated book capitalization represents book capitalization adjusted for accumulated depreciation and amortization. Market capitalization represents book capitalization adjusted for the fair market value of our common stock. Our leverage ratios are defined as the proportion of net debt to total capitalization.
The company’s supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company’s management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity.
Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

Supplemental Reporting Measures

(dollars in thousands)
Non-GAAP Reconciliations

NOI Reconciliation	3Q17	4Q17	1Q18	2Q18	3Q18
Net income (loss)	$89,299	$(89,743)	$453,555	$167,273	$84,226
Loss (gain) on real estate dispositions, net	(1,622)	(56,381)	(338,184)	(10,755)	(24,723)
Loss (income) from unconsolidated entities	(3,408)	59,449	2,429	(1,249)	(344)
Income tax expense (benefit)	669	25,663	1,588	3,841	1,741
Other expenses	99,595	60,167	3,712	10,058	88,626
Impairment of assets	—	99,821	28,185	4,632	6,740
Provision for loan losses	—	62,966	—	—	—
Loss (gain) on extinguishment of debt, net	—	371	11,707	299	4,038
Loss (gain) on derivatives and financial instruments, net	324	—	(7,173)	(7,460)	8,991
General and administrative expenses	29,913	28,365	33,705	32,831	28,746
Depreciation and amortization	230,138	238,458	228,201	236,275	243,149
Interest expense	122,578	127,217	122,775	121,416	138,032
Consolidated net operating income	$567,486	$556,353	$540,500	$557,161	$579,222
NOI attributable to unconsolidated investments(1)	22,431	21,539	21,620	21,725	22,247
NOI attributable to noncontrolling interests(2)	(30,538)	(29,760)	(31,283)	(30,962)	(37,212)
Pro rata net operating income (NOI)(3)	$559,379	$548,132	$530,837	$547,924	$564,257

In-Place NOI Reconciliation
At Welltower pro rata ownership	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term /Post-Acute Care	Corporate	Total
Revenues	$849,054	$110,420	$130,344	$30,614	$71,726	$572	$1,192,730
Property operating expenses	(585,525)	—	(42,524)	(12)	(412)	—	(628,473)
NOI(3)	263,529	110,420	87,820	30,602	71,314	572	564,257
Adjust:
Interest income	(159)	(6,910)	(85)	—	(7,468)	—	(14,622)
Other income	(1,183)	(1,303)	(306)	—	(390)	(572)	(3,754)
Sold / held for sale	(5,324)	(271)	(379)	—	(3,427)	—	(9,401)
Developments / land	561	—	80	—	—	—	641
Non In-Place NOI(4)	(2,159)	(3,059)	(1,817)	(4,810)	(3,994)	—	(15,839)
Timing adjustments(5)	(10)	53	563	10,009	1,408	—	12,023
Total adjustments	(8,274)	(11,490)	(1,944)	5,199	(13,871)	(572)	(30,952)
In-Place NOI	255,255	98,930	85,876	35,801	57,443	—	533,305
Annualized In-Place NOI	$1,021,020	$395,720	$343,504	$143,204	$229,772	$—	$2,133,220

Same Store Property Reconciliation	Seniors Housing Operating	Seniors Housing Triple-Net	Outpatient Medical	Health System	Long-Term /Post-Acute Care	Total
Total properties	587	341	263	258	190	1,639
Recent acquisitions/ development conversions	(20)	(5)	(12)	(218)	(13)	(268)
Under development/redevelopment	(22)	(3)	(3)	—	(2)	(30)
Current held for sale	(16)	(5)	(3)	(40)	(15)	(79)
Land parcels, loans and sub-leases	(5)	(17)	(10)	—	(7)	(39)
Transitions	(53)	(21)	—	—	(6)	(80)
Other(6)	(1)	—	—	—	—	(1)
Same store properties	470	290	235	—	147	1,142

Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents Welltower's pro rata share of NOI. See page 15 for more information.
(4) Primarily represents non-cash NOI.
(5) Represents timing adjustments for current quarter acquisitions, construction conversions and segment transitions.
(6) Includes 1 flooded property.

Supplemental Reporting Measures

(dollars in thousands at Welltower pro rata ownership)

Same Store NOI Reconciliation	3Q17	4Q17	1Q18	2Q18	3Q18	Y/o/Y
Seniors Housing Operating
NOI	$221,524	$223,232	$221,521	$235,028	$263,529
Non-cash NOI on same store properties	267	(353)	(652)	(608)	(538)
NOI attributable to non-same store properties	(18,296)	(18,201)	(18,117)	(27,047)	(41,071)
Currency and ownership adjustments(1)	1,464	938	(35)	1,146	2,348
SH-NNN to SHO conversions(2)	20,551	15,413	16,574	15,926	—
Other normalizing adjustments(3)	(1,431)	15	124	(366)	384
SSNOI	224,079	221,044	219,415	224,079	224,652	0.3%

Seniors Housing Triple-net
NOI	157,817	153,905	151,307	158,242	110,420
Non-cash NOI on same store properties	(4,478)	(4,726)	(5,699)	(2,212)	(2,573)
NOI attributable to non-same store properties	(66,932)	(61,683)	(55,888)	(65,366)	(17,213)
Currency and ownership adjustments(1)	347	300	(497)	(55)	662
Normalizing adjustment for lease restructure (4)	—	—	(138)	(515)	(513)
Other normalizing adjustments(3)	272	129	16	(468)	(120)
SSNOI	87,026	87,925	89,101	89,626	90,663	4.2%

Outpatient Medical
NOI	90,968	92,395	85,952	86,747	87,820
Non-cash NOI on same store properties	(2,664)	(2,593)	(1,333)	(1,544)	(1,376)
NOI attributable to non-same store properties	(7,291)	(7,747)	(1,682)	(2,687)	(3,725)
Currency and ownership adjustments(1)	25	(93)	(250)	(75)	169
Other normalizing adjustments(3)	(110)	(159)	(47)	169	(265)
SSNOI	80,928	81,803	82,640	82,610	82,623	2.1%

Health System
NOI	—	—	—	—	30,602
NOI attributable to non-same store properties	—	—	—	—	(30,602)
SSNOI	—	—	—	—	—

Long-Term/Post-Acute Care
NOI	88,494	78,353	71,811	67,529	71,314
Non-cash NOI on same store properties	(3,886)	(1,396)	(4,766)	(4,089)	(4,091)
NOI attributable to non-same store properties	(26,479)	(18,730)	(17,074)	(12,812)	(16,427)
Currency and ownership adjustments(1)	3	28	19	55	76
Normalizing adjustments for rent restructuring(5)	(8,772)	(8,750)	—	—	—
Other normalizing adjustments(3)	382	384	—	—	(79)
SSNOI	49,742	49,889	49,990	50,683	50,793	2.1%

Corporate
NOI	576	247	246	378	572
NOI attributable to non-same store properties	(576)	(247)	(246)	(378)	(572)
SSNOI	—	—	—	—	—

Total
NOI	559,379	548,132	530,837	547,924	564,257
Non-cash NOI on same store properties	(10,761)	(9,068)	(12,450)	(8,453)	(8,578)
NOI attributable to non-same store properties	(119,574)	(106,608)	(93,007)	(108,290)	(109,610)
Currency and ownership adjustments	1,839	1,173	(763)	1,071	3,255
Normalizing adjustments, net	10,892	7,032	16,529	14,746	(593)
SSNOI	$441,775	$440,661	$441,146	$446,998	$448,731	1.6%

Notes:
(1) Includes adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.25 and to translate UK properties at a GBP/USD rate of 1.35.
(2) Represents the performance of certain properties that were converted from Seniors Housing Triple-net to Seniors Housing Operating with the same operator. Amounts represent unaudited operating results provided by the operator and were not a component of WELL earnings.
(3) Represents aggregate normalizing adjustments which are individually less than 0.50% of SSNOI growth per property type.
(4) Represents adjustments related to lease restructuring for one Seniors Housing Triple-net master lease.
(5) Represents adjustments related to rent restructuring for one Long-Term/Post-Acute Care master lease.

Supplemental Reporting Measures

(dollars in thousands, except REVPOR and SSNOI/unit)

SHO REVPOR Reconciliation	United States	United Kingdom	Canada		Total
Consolidated SHO revenues	$681,387	$79,971		$115,147	$876,505
Unconsolidated SHO revenues attributable to Welltower(1)	23,009	—		20,314	43,323
SHO revenues attributable to noncontrolling interests(2)	(38,627)	(6,446)	(25,701)		(70,774)
Pro rata SHO revenues(3)	665,769	73,525		109,760	849,054
SHO interest and other income	(1,017)	(31)	(294)		(1,342)
SHO revenues attributable to held for sale properties	(24,397)	(1,141)		—	(25,538)
Adjustment for standardized currency rate(4)	—	2,620		4,973	7,593
SHO local revenues	640,355	74,973		114,439	829,767
Average occupied units/month	31,482	2,879		13,212	47,573
REVPOR/month in USD	$6,725	$8,609		$2,864	$5,767
REVPOR/month in local currency(4)		£6,377	C$	3,580

Reconciliations of SHO SS REVPOR Growth, SSNOI Growth and SSNOI/Unit

	United States		United Kingdom		Canada			Total
	3Q17	3Q18	3Q17	3Q18	3Q17		3Q18	3Q17	3Q18
SHO SS REVPOR Growth
Consolidated SHO revenues	$518,883	$681,387	$73,176	$79,971	$111,818		$115,147	$703,877	$876,505
Unconsolidated SHO revenues attributable to WELL(1)	22,044	23,009	—	—	21,001		20,314	43,045	43,323
SHO revenues attributable to noncontrolling interests(2)	(31,815)	(38,627)	(4,761)	(6,446)	(26,324)		(25,701)	(62,900)	(70,774)
SHO pro rata revenues(3)	509,112	665,769	68,415	73,525	106,495		109,760	684,022	849,054
Non-cash revenues on same store properties	(132)	(68)	(20)	(19)	—		—	(152)	(87)
Revenues attributable to non-same store properties	(49,413)	(132,517)	(14,664)	(16,388)	(2,653)		(9,327)	(66,730)	(158,232)
Currency and ownership adjustments(4)	3,252	(1)	1,688	2,068	213		4,563	5,153	6,630
SH-NNN to SHO conversions (5)	57,043	—	—	—	—		—	57,043	—
Other normalizing adjustments(6)	354	848	(1,425)	(598)	—		—	(1,071)	250
SHO SS revenues(7)	520,216	534,031	53,994	58,588	104,055		104,996	678,265	697,615
Avg. occupied units/month(8)	24,437	24,411	2,177	2,332	11,845		11,745	38,459	38,488
SHO SS REVPOR(9)	$7,038	$7,233	$8,200	$8,306	$2,904		$2,956	$5,831	$5,993
SS REVPOR YOY growth	—%	2.8%	—%	1.3%	—%		1.8%	—	2.8%

SHO SSNOI Growth
Consolidated SHO NOI	$161,754	$201,639	$20,083	$20,852	$43,263		$43,355	$225,100	$265,846
Unconsolidated SHO NOI attributable to WELL(1)	8,374	8,216	—	—	8,864		8,547	17,238	16,763
SHO NOI attributable to noncontrolling interests(2)	(10,171)	(8,346)	(346)	(1,090)	(10,297)		(9,644)	(20,814)	(19,080)
SHO pro rata NOI(3)	159,957	201,509	19,737	19,762	41,830		42,258	221,524	263,529
Non-cash NOI on same store properties	287	(519)	(20)	(19)	—		—	267	(538)
NOI attributable to non-same store properties	(13,731)	(34,245)	(3,590)	(3,012)	(975)		(3,814)	(18,296)	(41,071)
Currency and ownership adjustments(4)	873	—	503	602	88		1,746	1,464	2,348
SH-NNN to SHO conversions(5)	20,551	—	—	—	—		—	20,551	—
Other normalizing adjustments(6)	(164)	930	(1,267)	(598)	—		52	(1,431)	384
SHO pro rata SSNOI(7)	$167,773	$167,675	$15,363	$16,735	$40,943		$40,242	$224,079	$224,652
SHO SSNOI growth		(0.1)%		8.9%			(1.7)%		0.3%

SHO SSNOI/Unit
Trailing four quarters' SSNOI(7)		$665,977		$63,401			$159,812		$889,190
Average units in service(10)		28,059		2,772			13,072		43,903
SSNOI/unit in USD		$23,735		$22,872			$12,226		$20,254
SSNOI/unit in local currency(4)				£16,942		C$	15,283

Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents SHO revenues/NOI at Welltower pro rata ownership. See pages 15 & 22 for more information.
(4) Includes where appropriate adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.25 and to translate UK properties at a GBP/USD rate of 1.35.
(5) Represents the revenues and NOI of certain properties that were converted from Seniors Housing Triple-net to Seniors Housing Operating with the same operator. Amounts derived from unaudited operating results provided by the operator and were not a component of WELL earnings.
(6) Represents aggregate normalizing adjustments which are individually less than .50% of SSNOI growth.
(7) Represents SS SHO revenues/SSNOI at Welltower pro rata ownership. See page 22 for more information.
(8) Represents average occupied units for SS properties related solely to referenced country on a pro rata basis.
(9) Represents pro rata SS average revenues generated per occupied room per month.
(10) Represents average units in service for SS properties related solely to referenced country on a pro rata basis.

Forward-Looking Statement and Risk Factors

Forward-Looking Statements and Risk Factors
This document contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. In particular, these forward-looking statements include, but are not limited to, those relating to the company’s opportunities to acquire, develop or sell properties; the company’s ability to close its anticipated acquisitions, investments or dispositions on currently anticipated terms, or within currently anticipated timeframes; the expected performance of the company’s operators/tenants and properties; the company’s expected occupancy rates; the company’s ability to declare and to make distributions to shareholders; the company’s investment and financing opportunities and plans; the company’s continued qualification as a real estate investment trust (“REIT”); the company’s ability to access capital markets or other sources of funds; and the company’s ability to meet its earnings guidance. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the company’s actual results to differ materially from the company’s expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company’s ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters and other acts of God affecting the company’s properties; the company’s ability to re-lease space at similar rates as vacancies occur; the company’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting the company’s properties; changes in rules or practices governing the company’s financial reporting; the movement of U.S. and foreign currency exchange rates; the company’s ability to maintain its qualification as a REIT; key management personnel recruitment and retention; and other risks described in the company’s reports filed from time to time with the Securities and Exchange Commission (“SEC”). Finally, the company undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.
Additional Information
The information in this supplemental information package should be read in conjunction with the company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, earnings press release dated October 30, 2018 and other information filed with, or furnished to, the SEC.  The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.
You can access the company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at www.welltower.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC.  You can also review these SEC filings and other information by accessing the SEC’s website at http://www.sec.gov.  The company also routinely posts important information on its website at www.welltower.com in the “Investors” section, including corporate and investor presentations and financial information.  The company intends to use its website as a means of disclosing material, non-public information and for complying with its disclosure obligations under Regulation FD. Such disclosures will be included on its website under the heading “Investors.”  Accordingly, investors should monitor such portion of the company’s website in addition to following its press releases, public conference calls and filings with the SEC.  The information on or connected to the company’s website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package.

About Welltower
Welltower Inc. (NYSE:WELL), an S&P 500 company headquartered in Toledo, Ohio, is driving the transformation of health care infrastructure. The company invests with leading seniors housing operators, post-acute providers and health systems to fund the real estate and infrastructure needed to scale innovative care delivery models and improve people’s wellness and overall health care experience. Welltower™, a REIT, owns interests in properties concentrated in major, high-growth markets in the United States, Canada and the United Kingdom, consisting of seniors housing and post-acute communities and outpatient medical properties. More information is available at www.welltower.com.

welltower

4500 Dorr Street
Toledo, Ohio 43615-4040
www.welltower.com

©2015 Welltower Inc.